Exhibit 99.1

FOR IMMEDIATE RELEASE

LINCOLN FINANCIAL GROUP SIGNS AGREEMENT TO ACQUIRE LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

Acquisition Positions Lincoln Financial Group as a Group Benefits Market Leader

by Enhancing Large Case Presence and Disability Expertise, Complementing Current Markets with

Limited Sales Overlap

Further Advances Lincoln Financial Group’s Strategic Priority of Increasing Mortality and Morbidity

Sources of Earnings

RADNOR, Pa., January 19, 2018 – Lincoln Financial Group (NYSE: LNC) announced today that it has entered into a definitive agreement to acquire Liberty Life Assurance Company of Boston from Liberty Mutual Insurance Group. Upon completion of the transaction, Lincoln Financial will retain Liberty’s Group Benefits business and reinsure Liberty’s Individual Life and Annuity business to Protective Life Insurance Company. The acquisition, which is expected to create a single, powerful Group Benefits operation with industry-leading products, services, and capabilities, is expected to be completed in the second quarter of 2018, pending regulatory approvals and other customary closing conditions.

“Through this transaction, Lincoln Financial will have a significantly increased presence in the Group Benefits market by complementing our existing small to middle-market strengths with even deeper large case and disability expertise,” said Dennis R. Glass, president and chief executive officer of Lincoln Financial Group. “Liberty is a respected and high-quality carrier, one with talented Group Benefits employees who will soon join our own impressive team in order to drive even greater benefit for all customers. The acquisition also aligns with our strategic priority of diversifying our sources of earnings and effectively deploying capital.”

With this acquisition, Lincoln Financial is poised to become a Group Benefits market leader, as the combined Fully Insured Disability sales market share would be ranked number one at 14 percent, and the combined Total Life and Fully Insured Disability sales market share rank would be number three.1 Lincoln Financial will expand its distribution and product reach, strengthen its capabilities, and leverage new opportunities to benefit customers and shareholders by tapping into Liberty’s competitive advantages, which include enhanced absence management, extensive claim clinical resources and broader broker and consultant relationships.

“Today’s announcement uniquely positions each company to expand on their core strengths, profitability and market presence,” said David H. Long, Liberty Mutual chairman and chief executive officer. “For Liberty, the transaction is an integral part of our overall strategy to focus on our property and casualty business. Lincoln Financial and Protective will each benefit from Liberty’s profitable book of business and its momentum in the Group, Individual Life and Annuity businesses, as well as from the addition of our many talented and committed employees.”

The combined organization will meet the evolving needs of employers and employees by featuring Life, Disability, Dental, Vision, Critical Illness, and Accident insurance, plus a full suite of enhanced absence management services. It will also have access to 10 million insureds and enable Lincoln Financial to accelerate its employee-paid sales, which has been an increasing area of focus.

Additional Transaction Details

Under the terms of the agreement, Lincoln Financial Group will pay Liberty Mutual approximately $3.3 billion, which consists of $1.446 billion total net investment for the Group Benefits business, including a purchase price of $1.021 billion and $425 million in required capital. The remaining components of the payment to Liberty Mutual include $410 million of individual life and annuity value paid by Protective Life; $1.202 billion associated with excess capital in LLAC; and $211 million of tax items. The acquisition is expected to be accretive to Lincoln Financial’s earnings per share in 2019, excluding integration costs, and will be financed with cash and the issuance of debt. Lincoln’s shareholder buyback program will be temporarily suspended, and is expected to resume no later than the third quarter of 2018. Goldman Sachs & Co. LLC acted as financial advisor to Lincoln Financial and Wachtell, Lipton, Rosen & Katz acted as legal advisor. Barclays acted as financial advisor to Liberty Mutual, and Skadden, Arps, Slate, Meagher, & Flom LLP acted as legal advisor.

Conference Call

Webcast Information

Lincoln Financial Group will host a conference call this morning, Friday, January 19, 2018 at 8:30 a.m. Eastern Time, to discuss the details of this transaction. A presentation will be available on the Investor Relations webpage at www.lfg.com/investor prior to this morning’s call.

Interested persons are invited to listen through the internet. Please visit the events section of our Investor Relations webpage at www.lfg.com/webcast at least fifteen minutes prior to the event to register, download and install any necessary streaming media software.

Conference Call Information

Interested persons may also listen to the call by dialing the following numbers:

(866) 394-4575 (U.S./Canada)

(678) 509-7536 (International)

Ask for the Lincoln National Conference Call.

Replay Information

A replay of the call will be available by 1:00 p.m. Eastern Time on January 19, 2018 at www.lfg.com/webcast.

Audio replay will also begin by 1:00 p.m. Eastern Time on January 19, 2018, and it will remain available through 12:00 p.m. Eastern Time on January 26, 2018. To access the re-broadcast:

(855) 859-2056 (Domestic)

(404) 537-3406 (International)

Enter conference code: 3898307

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help empower people to take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance, and wealth protection expertise to help address their lifestyle, savings, and income goals, as well as to guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $246 billion in assets under management as of September 30, 2017. Lincoln Financial Group is a committed corporate citizen and was named one of the Forbes Best Employers for 2017, is a member of the Dow Jones Sustainability Index North America, and received a perfect score of 100 percent on the 2017 Corporate Equality Index. Follow us on Facebook, Twitter, LinkedIn, and Instagram. Sign up for email alerts at http://newsroom.lfg.com.

About Liberty Mutual Insurance

Liberty Mutual’s purpose is to help people embrace today and confidently pursue tomorrow. Keeping this promise means we are there when our policyholders throughout the world need us most.

In business since 1912, and headquartered in Boston, Mass., today we are a leading global insurer with operations in 30 countries and economies around the world. We are the fourth largest property and casualty insurer in the U.S. based on 2016 direct written premium data as reported by the National Association of Insurance Commissioners. We also rank 75th on the Fortune 100 list of largest corporations in the U.S. based on 2016 revenue. As of December 31, 2016, we had $38.3 billion in annual consolidated revenue.

We employ more than 50,000 people in over 800 offices throughout the world. We offer a wide range of insurance products and services, including personal automobile, homeowners, commercial automobile, general liability, property, surety, workers compensation, specialty lines, and reinsurance. You can learn more about us by visiting www.libertymutualinsurance.com.

About Protective

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. The flagship subsidiary, Protective Life Insurance Company, was founded in 1907. Protective’s home office is located in Birmingham, Alabama. As of December 31, 2016 the Company had assets of approximately $75.0 billion. Protective Life Corporation is a wholly owned subsidiary of Dai-ichi Life Holdings, Inc. (TSE:8750, “Dai-ichi”)

For more information on Protective, please visit www.Protective.com.

[1] Source: LIMRA, based on in-force master contracts, certificates, total premiums collected as of Dec. 31, 2016, and annualized premiums.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this news announcement that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on the Company’s current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that expected benefits associated with the proposed transaction may not be realized as expected, or at all; the proposed transaction not being timely completed, if completed at all, including risks relating to the timing, receipt and terms and conditions of any required governmental or regulatory approvals for the proposed transaction; prior to the completion of the proposed transaction, the Company’s or Liberty’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners or governmental entities; the parties being unable to successfully implement integration strategies or to achieve anticipated synergies and operational efficiencies related to the proposed transaction within the expected time frames or at all; the failure to realize the expected benefits from the Company’s business process initiatives, including its strategic digitization initiative; the risks, challenges and uncertainties associated with the Company’s capital management plan, expense reduction initiatives and other action which may include acquisitions, divestitures or restructurings; uncertainties surrounding domestic and global economic conditions; the impact of recently enacted U.S. tax reform legislation; and other factors that are described in the Company’s filings on forms 8-K, 10-Q, and 10-K with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statements contained in this news announcement as a result of new information, future events or otherwise.

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Investor Relations Contacts:

Lincoln Financial Group

Chris Giovanni

484-583-1793

investorrelations@lfg.com

Liberty Mutual Insurance

Edward Peña

857-224-6655

Edward.Pena01@libertymutual.com

Media Contacts:

Lincoln Financial Group

Holly Fair

484-583-1632

holly.fair@lfg.com

Scott Sloat

484-583-1625

Scott.sloat@lfg.com

Liberty Mutual Insurance

John Cusolito

617-574-5512

John.Cusolito@Libertymutual.com

Rich Angevine

617-833-0926

Richard.Angevine@Libertymutual.com

Protective Life Corporations

Brittnie Bordonaro

Corporate Communications

205-268-8611

Brittnie.bordonaro@protective.com